                                                                     Exhibit 3.4

                                    BY-LAWS
                                       of
                            KAL-MAR PROPERTIES CORP.
                     -------------------------------------

                              ARTICLE I - OFFICES

        The principal office of the corporation shall be in the incorporated village of Farmingdale County of Nassau State of New York. The corporation may also have offices at such other places within or without the State of New York as the board may from time to time determine or the business of the corporation may require.


                           ARTICLE II - SHAREHOLDERS

1.      PLACE OF MEETINGS.

        Meetings of shareholders shall be held at the principal office of the corporation or at such place within or without the State of New York as the board shall authorize.


2.      ANNUAL MEETING.

        The annual meeting of the shareholders shall be held on the      day of
                        at 10 A.M. in each year if not a legal holiday, and, if a legal holiday, then on the next business day following at the same hour, when the shareholders shall elect a board and transact such other business as may properly come before the meeting.

3.      SPECIAL MEETINGS.

        Special meetings of the shareholders may be called by the board or by the president and shall be called by the president or the secretary at the request in writing of a majority of the board or at the request in writing by shareholders owning a majority in amount of the shares issued and outstanding. Such request shall state the purpose or purposes of the proposed meeting. Business transacted at a special meeting shall be confined to the purposes stated in the notice.


4.      FIXING RECORD DATE.

        For the purpose of determining the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or to express consent to or dissent from any proposal without a meeting, or for the purpose of determining shareholders entitled to receive payment of any dividend or the allotment of any rights, or for the purpose of any other

                                   By-Laws A
action, the board shall fix, in advance, a date as the record date for any such determination of shareholders. Such date shall not be more than fifty nor less than ten days before the date of such meeting, nor more than fifty days prior to any other action. If no record date is fixed it shall be determined in accordance with the provisions of law.

5.      NOTICE OF MEETINGS OF SHAREHOLDERS.

        Written notice of each meeting of shareholders shall state the purpose or purposes for which the meeting is called, the place, date and hour of the meeting and unless it is the annual meeting, shall indicate that it is being issued by or at the direction of the person or persons calling the meeting. Notice shall be given either personally or by mail to each shareholder entitled to vote at such meeting, not less than ten nor more than fifty days before the date of the meeting. If action is proposed to be taken that might entitle shareholders to payment for their shares, the notice shall include a statement of that purpose and to that effect. If mailed, the notice is given when deposited in the United States mail, with postage thereon prepaid, directed to the shareholder at his address as it appears on the record of shareholders, or, if he shall have filed with the secretary a written request that notices to him be mailed to some other address, then directed to him at such other address.

6.      WAIVERS.

        Notice of meeting need not be given to any shareholder who signs a waiver of notice, in person or by proxy, whether before or after the meeting. The attendance of any shareholder at a meeting, in person or by proxy, without protesting prior to the conclusion of the meeting the lack of notice of such meeting, shall constitute a waiver of notice by him.

7.      QUORUM OF SHAREHOLDERS.

        Unless the certificate of incorporation provides otherwise, the holders of a majority of the shares entitled to vote thereat shall constitute a quorum at a meeting of shareholders for the transaction of any business, provided that when a specified item of business is required to be voted on by a class or classes, the holders of a majority of the shares of such class or classes shall constitute a quorum for the transaction of such specified item of business.

        When a quorum is once present to organize a meeting, it is not broken by the subsequent withdrawal of any shareholders.

        The shareholders present may adjourn the meeting despite the absence of a quorum.


                                   By-Laws B

                                    BY-LAWS

                                       of
                            KAL-MAR PROPERTIES CORP.
        ----------------------------------------------------------------

                              ARTICLE I - OFFICES

        The principal office of the corporation shall be in the incorporated village of Farmingdale County of Nassau State of New York. The corporation may also have offices at such other places within or without the State of New York as the board may from time to time determine or the business of the corporation may require.

                           ARTICLE II - SHAREHOLDERS

1.      PLACE OF MEETINGS.

        Meetings of shareholders shall be held at the principal office of the corporation or at such place within or without the State of New York as the board shall authorize.

2.      ANNUAL MEETING.

        The annual meeting of the shareholders shall be held on the      day of
                            at 10 A.M. in each year if not a legal holiday,
and, if a legal holiday, then on the next business day following at the same hour, when the shareholders shall elect a board and transact such other business as may properly come before the meeting.

3.      SPECIAL MEETINGS.

        Special meetings of the shareholders may be called by the board or by the president and shall be called by the president or the secretary at the request in writing of a majority of the board or at the request in writing by shareholders owning a majority in amount of the shares issued and outstanding. Such request shall state the purpose or purposes of the proposed meeting. Business transacted at a special meeting shall be confined to the purposes stated in the notice.

4.      FIXING RECORD DATE.

        For the purpose of determining the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or to express consent to or dissent from any proposal without a meeting, or for the purpose of determining shareholders entitled to receive payment of any dividend or the allotment of any rights, or for the purpose of any other


                                   By-Laws A
action, the board shall fix, in advance, a date as the record date for any such determination of shareholders. Such date shall not be more than fifty nor less than ten days before the date of such meeting, nor more than fifty days prior to any other action. If no record date is fixed it shall be determined in accordance with the provisions of law.

5.      NOTICE OF MEETINGS OF SHAREHOLDERS.

        Written notice of each meeting of shareholders shall state the purpose or purposes for which the meeting is called, the place, date and hour of the meeting and unless it is the annual meeting, shall indicate that it is being issued by or at the direction of the person or persons calling the meeting. Notice shall be given either personally or by mail to each shareholder entitled to vote at such meeting, not less than ten nor more than fifty days before the date of the meeting. If action is proposed to be taken that might entitle shareholders to payment for their shares, the notice shall include a statement of that purpose and to that effect. If mailed, the notice is given when deposited in the United States mail, with postage thereon prepaid, directed to the shareholder at his address as it appears on the record of shareholders, or, if he shall have filed with the secretary a written request that notices to him be mailed to some other address, then directed to him at such other address.

6.      WAIVERS.

        Notice of meeting need not be given to any shareholder who signs a waiver of notice, in person or by proxy, whether before or after the meeting. The attendance of any shareholder at a meeting, in person or by proxy, without protesting prior to the conclusion of the meeting the lack of notice of such meeting, shall constitute a waiver of notice by him.

7.      QUORUM OF SHAREHOLDERS.

        Unless the certificate of incorporation provides otherwise, the holders of a majority of the shares entitled to vote thereat shall constitute a quorum at a meeting of shareholders for the transaction of any business, provided that when a specified item of business is required to be voted on by a class or classes, the holders of a majority of the shares of such class or classes shall constitute a quorum for the transaction of such specified item of business.

        When a quorum is once present to organize a meeting, it is not broken by the subsequent withdrawal of any shareholders.

        The shareholders present may adjourn the meeting despite the absence of a quorum.


                                   By-Laws B

8.      PROXIES

        Every shareholder entitled to vote at a meeting of shareholders or to express consent or dissent without a meeting may authorize another person or persons to act for him by proxy.

        Every proxy must be signed by the shareholder or his attorney-in-fact. No proxy shall be valid after expiration of eleven months from the date thereof unless otherwise provided in the proxy. Every proxy shall be revocable at the pleasure of the shareholder executing it, except as otherwise provided by law.

9.      QUALIFICATION OF VOTERS.

        Every shareholder of record shall be entitled at every meeting of shareholders to one vote for every share standing in his name on the record of shareholders, unless otherwise provided in the certificate of incorporation.

10.     VOTE OF SHAREHOLDERS.

        Except as otherwise required by statute or by the certificate of incorporation:

        (a) directors shall be elected by a plurality of the votes cast at a meeting of shareholders by the holders of shares entitled to vote in the election;

        (b) all other corporate action shall be authorized by a majority of the votes cast.

11.     WRITTEN CONSENT OF SHAREHOLDERS.

        Any action that may be taken by vote may be taken without a meeting on written consent, setting forth the action so taken, signed by the holders of all the outstanding shares entitled to vote thereon or signed by such lesser number of holders as may be provided for in the certificate of incorporation.

                            ARTICLE III - DIRECTORS

1.      BOARD OF DIRECTORS.

        Subject to any provision in the certificate of incorporation the business of the corporation shall be managed by its board of directors, each of whom shall be at least 18 years of age and need not be shareholders.

2.      NUMBER OF DIRECTORS.

        The number of directors shall be not less than 3 nor more than 7. When all of the shares are owned by less than three shareholders, the number of directors may be less than three but not less than the number of shareholders.


                                   By-Laws C

                                   NO. 2 - A

        Any action required or permitted to be taken by the Board of Directors or any Committee thereof may be taken without a meeting if all members of the Board or Committee consent, in writing, to the adoption of a resolution authorizing the action. The resolution and the written consents thereto by the members of the Board or Committee shall be filed with the minutes of the proceedings of the Board or Committee.


                                  BY-LAWS  C-1

3.      ELECTION AND TERM OF DIRECTORS.

        At each annual meeting of shareholders, the shareholders shall elect directors to hold office until the next annual meeting. Each director shall hold office until the expiration of the term for which he is elected and until his successor has been elected and qualified, or until his prior resignation or removal.

4.      NEWLY CREATED DIRECTORSHIPS AND VACANCIES.

        Newly created directorships resulting from an increase in the number of directors and vacancies occurring in the board for any reason except the removal of directors without cause may be filled by a vote of a majority of the directors then in office, although less than a quorum exists, unless otherwise provided in the certificate of incorporation. Vacancies occurring by reason of the removal of directors without cause shall be filled by vote of the shareholders unless otherwise provided in the certificate of incorporation. A director elected to fill a vacancy caused by resignation, death or removal shall be elected to hold office for the unexpired term of his predecessor.

5.      REMOVAL OF DIRECTORS.

        Any or all of the directors may be removed for cause by vote of the shareholders or by action of the board. Directors may be removed without cause only by vote of the shareholders.

6.      RESIGNATION.

        A director may resign at any time by giving written notice to the board, the president or the secretary of the corporation. Unless otherwise specified in the notice, the resignation shall take effect upon receipt thereof by the board or such officer, and the acceptance of the resignation shall not be necessary to make it effective.

7.      QUORUM OF DIRECTORS.

        Unless otherwise provided in the certificate of incorporation, a majority of the entire board shall constitute a quorum for the transaction of business or of any specified item of business.

8.      ACTION OF THE BOARD.

        Unless otherwise required by law, the vote of a majority of the directors present at the time of the vote, if a quorum is present at such time, shall be the act of the board. Each director present shall have one vote regardless of the number of shares, if any, which he may hold.


                                   By-Laws D

9.      PLACE AND TIME OF BOARD MEETINGS.

        The board may hold its meetings at the office of the corporation or at such other places, either within or without the State of New York, as it may from time to time determine.

10.     REGULAR ANNUAL MEETING.

        A regular annual meeting of the board shall be held immediately following the annual meeting of shareholders at the place of such annual meeting of shareholders.

11.     NOTICE OF MEETINGS OF THE BOARD, ADJOURNMENT.

        (a) Regular meetings of the board may be held without notice at such time and place as it shall from time to time determine. Special meetings of the board shall be held upon notice to the directors and may be called by the president upon three days notice to each director either personally or by mail or by wire; special meetings shall be called by the president or by the secretary in a like manner on written request of two directors. Notice of a meeting need not be given to any director who submits a waiver of notice whether before or after the meeting or who attends the meeting without protesting prior thereto or at its commencement, the lack of notice to him.

        (b) A majority of the directors present, whether or not a quorum is present, may adjourn any meeting to another time and place. Notice of the adjournment shall be given all directors who were absent at the time of the adjournment and, unless such time and place are announced at the meeting, to the other directors.

12.     CHAIRMAN.

        At all meetings of the board the president, or in his absence, a chairman chosen by the board shall preside.

13.     EXECUTIVE AND OTHER COMMITTEES.

        The board, by resolution adopted by a majority of the entire board, may designate from among its members an executive committee and other committees, each consisting of three or more directors. Each such committee shall serve at the pleasure of the board.

14.     COMPENSATION.

        No compensation shall be paid to directors, as such, for their services, but by resolution of the board a fixed sum and expenses for actual attendance, at each regular or special meeting of the board may be author-


                                   By-Laws E
ized. Nothing herein contained shall be construed to preclude any director from serving the corporation in any other capacity and receiving compensation therefor.

                             ARTICLE IV - OFFICERS

1.      OFFICES, ELECTION, TERM.

        (a) Unless otherwise provided for in the certificate of incorporation, the board may elect or appoint a president, one or more vice-presidents, a secretary and a treasurer, and such other officers as it may determine, who shall have such duties, powers and functions as hereinafter provided.

        (b) All officers shall be elected or appointed to hold office until the meeting of the board following the annual meeting of shareholders.

        (c) Each officer shall hold office for the term for which he is elected or appointed and until his successor has been elected or appointed and qualified.


2.      REMOVAL, RESIGNATION, SALARY, ETC.

        (a) Any officer elected or appointed by the board may be removed by the board with or without cause.

        (b) In the event of the death, resignation or removal of an officer, the board in its discretion may elect or appoint a successor to fill the unexpired term.

        (c) Any two or more offices may be held by the same person, except the offices of president and secretary.

        (d) The salaries of all officers shall be fixed by the board.

        (e) The directors may require any officer to give security for the faithful performance of his duties.

3.      PRESIDENT.

        The president shall be the chief executive officer of the corporation; he shall preside at all meetings of the shareholders and of the board; he shall have the management of the business of the corporation and shall see that all orders and resolutions of the board are carried into effect.

4.      VICE-PRESIDENTS.

        During the absence or disability of the president, the vice-president, or if there are more than one, the executive vice-president, shall have all


                                   By-Laws F
the powers and functions of the president. Each vice-president shall perform such other duties as the board shall prescribe.

5.      SECRETARY

        The secretary shall:

        (a) attend all meetings of the board and of the shareholders;

        (b) record all votes and minutes of all proceedings in a book to be kept for that purpose;

        (c) give or cause to be given notice of all meetings of shareholders and of special meetings of the board;

        (d) keep in safe custody the seal of the corporation and affix it to any instrument when authorized by the board;

        (e) when required, prepare or cause to be prepared and available at each meeting of shareholders a certified list in alphabetical order of the names of shareholders entitled to vote thereat, indicating the number of shares of each respective class held by each;

        (f) keep all the documents and records of the corporation as required by law or otherwise in a proper and safe manner.

        (g) perform such other duties as may be prescribed by the board.

6.      ASSISTANT-SECRETARIES.

        During the absence or disability of the secretary, the assistant-secretary, or if there are more than one, the one so designated by the secretary or by the board, shall have all the powers and functions of the secretary.

7.      TREASURER.

        The treasurer shall:

        (a) have the custody of the corporate funds and securities;

        (b) keep full and accurate accounts of receipts and disbursements in the corporate books;

        (c) deposit all money and other valuables in the name and to the credit of the corporation in such depositories as may be designated by the board;

        (d) disburse the funds of the corporation as may be ordered or authorized by the board and preserve proper vouchers for such disbursements;

        (e) render to the president and board at the regular meetings of the board, or whenever they require it, an account of all his transactions as


                                   By-Laws G
treasurer and of the financial condition of the corporation;

        (f) render a full financial report at the annual meeting of the shareholders if so requested;

        (g) be furnished by all corporate officers and agents at his request, with such reports and statements as he may require as to all financial transactions of the corporation;

        (h) perform such other duties as are given to him by these by-laws or as from time to time are assigned to him by the board or the president.

8.      ASSISTANT-TREASURER.

        During the absence or disability of the treasurer, the assistant-treasurer, or if there are more than one, the one so designated by the secretary or by the board, shall have all the powers and functions of the treasurer.

9.      SURETIES AND BONDS.

        In case the board shall so require, any officer or agent of the corporation shall execute to the corporation a bond in such sum and with such surety or sureties as the board may direct, conditioned upon the faithful performance of his duties to the corporation and including responsibility for negligence and for the accounting for all property, funds or securities of the corporation which may come into his hands.

                      ARTICLE V - CERTIFICATES FOR SHARES

1.      CERTIFICATES.

        The shares of the corporation shall be represented by certificates. They shall be numbered and entered in the books of the corporation as they are issued. They shall exhibit the holder's name and the number of shares and shall be signed by the president or a vice-president and the treasurer or the secretary and shall bear the corporate seal.

2.      LOST OR DESTROYED CERTIFICATES.

        The board may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the corporation, alleged to have been lost or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate to be lost or destroyed. When authorizing such issue of a new certificate or certificates, the board may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall


                                   By-Laws H
require and/or give the corporation a bond in such sum and with such surety or sureties as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost or destroyed.

3.      TRANSFERS OF SHARES.

        (a) Upon surrender to the corporation or the transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, and cancel the old certificate; every such transfer shall be entered on the transfer book of the corporation which shall be kept at its principal office. No transfer shall be made within ten days next preceding the annual meeting of shareholders.

        (b) The corporation shall be entitled to treat the holder of record of any share as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person whether or not it shall have express or other notice thereof, except as expressly provided by the laws of New York.

4.      CLOSING TRANSFER BOOKS.

        The board shall have the power to close the share transfer books of the corporation for a period of not more than ten days during the thirty day period immediately preceding (1) any shareholders' meeting, or (2) any date upon which shareholders shall be called upon to or have a right to take action without a meeting, or (3) any date fixed for the payment of a dividend or any other form of distribution, and only those shareholders of record at the time the transfer books are closed, shall be recognized as such for the purpose of (1) receiving notice of or voting at such meeting, or (2) allowing them to take appropriate action, or (3) entitling them to receive any dividend or other form of distribution.

                               ARTICLE VI -- DIVIDENDS

        Subject to the provisions of the certificate of incorporation and to applicable law, dividends on the outstanding shares of the corporation may be declared in such amounts and at such time or times as the board may determine. Before payment of any dividend, there may be set aside out of the next profits of the corporation available for dividends such sum or sums as the board from time to time in its absolute discretion deems proper as a reserve fund to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other


                                      By-Laws I
purpose as the board shall think conducive to the interests of the corporation, and the board may modify or abolish any such reserve.

                         ARTICLE VII -- CORPORATE SEAL

        The seal of the corporation shall be circular in form and bear the name of the corporation, the year of its organization and the words "Corporate Seal, New York." The seal may be used by causing it to be impressed directly on the instrument or writing to be sealed, or upon adhesive substance affixed thereto. The seal on the certificates for shares or on any corporate obligation for the payment of money may be a facsimile, engraved or printed.

                    ARTICLE VIII -- EXECUTION OF INSTRUMENTS

        All corporate instruments and documents shall be signed or countersigned, executed, verified or acknowledged by such officer or officers or other person or persons as the board may from time to time designate.

                           ARTICLE IX -- FISCAL YEAR

        The fiscal year shall begin the first day of February      in each year.

            ARTICLE X -- REFERENCES TO CERTIFICATE OF INCORPORATION

        Reference to the certificate of incorporation in these by-laws shall include all amendments thereto or changes thereof unless specifically excepted.

                          ARTICLE XI -- BY-LAW CHANGES

              AMENDMENT, REPEAL, ADOPTION, ELECTION OF DIRECTORS

        (a) Except as otherwise provided in the certificate of incorporation the by-laws may be amended, repealed or adopted by vote of the holders of the shares at the time entitled to vote in the election of any directors. By-laws may also be amended, repealed or adopted by the board but any by-law adopted by the board may be amended by the shareholders entitled to vote thereon as hereinabove provided.

        (b) If any by-law regulating an impending election of directors is adopted, amended or repealed by the board, there shall be set forth in the notice of the next meeting of shareholders for the election of directors the by-law so adopted, amended or repealed, together with a concise statement of the changes made.


                                      By-Laws J

                                                                         ANNEX C

                    RESOLUTIONS OF THE BOARD OF DIRECTORS OF

                            KPC HOLDINGS CORPORATION

                            ADOPTED OCTOBER 24, 1995

        WHEREAS, the Board of Directors of the Corporation deems it advisable and in the best interests of the Corporation for Colorado Prime Corporation, a wholly-owned subsidiary of the Corporation, to issue $35 million of senior notes and, in connection therewith, for the Corporation to issue warrants to purchase an aggregate of 14% of its fully-diluted common stock and for Colorado Prime Corporation to refinance or amend its existing accounts receivable facility (collectively, the "Refinancing");

        WHEREAS, the Board of Directors has approved the Refinancing in principle and wishes to provide for an amendment to the Corporation's Certificate of Incorporation necessary to effect certain of the transactions contemplated by the Refinancing and to establish a special committee of the Board for the purpose of approving the various transactions contemplated by the Refinancing;

        NOW, THEREFORE, BE IT:

        RESOLVED, that the amendment to the Corporation's Certificate of Incorporation attached hereto as Annex A (the "Amendment") is hereby adopted and approved in all respects;

        RESOLVED, that the Amendment be submitted for approval by the stockholders of the Corporation acting by written consent in lieu of a meeting of stockholders, and the Board hereby recommends that the Amendment be approved;

        RESOLVED, that upon stockholder approval of the Amendment, the proper officers of the Corporation are hereby authorized and directed to file an appropriate certificate of amendment with the Delaware Secretary of State and to take such further actions as may be necessary to give effect to the Amendment;

        RESOLVED, that the Board of Directors hereby establishes a special committee of the Board (the "Committee") comprised of James A. Kohlberg, William F. Dordelman and Christopher Lacovara for the purpose of approving the various transactions and agreements contemplated by the Refinancing; and

        FURTHER RESOLVED, that the Committee may exercise the full power of the Board of Directors in connection with the Refinancing, including the power to issue securities of the Corporation and to declare and pay dividends or other distributions with respect to the capital stock of the Corporation.

                            CERTIFICATE OF AMENDMENT

                                       TO

                          CERTIFICATE OF INCORPORATION

                                       OF

                            KPC HOLDINGS CORPORATION

        KPC HOLDINGS CORPORATION, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

        1. The name of the corporation is KPC HOLDINGS CORPORATION (hereinafter the "Corporation").

        2. The Certificate of Incorporation of the Corporation, as amended, is hereby further amended by deleting the first paragraph of Article FOURTH and replacing it with the following:

                FOURTH: The Corporation shall have authority to issue 17,801,050 shares, divided into seven classes consisting of 10,000,000 shares of common stock, par value $0.001 per share (the "Common-Stock"); 455,000 shares of Class A Management Common Stock, par value $0.10 per share (the "Class A Management Stock"); 455,000 shares of Class B Management Common Stock, value $0.10 per share (the "Class B Management Stock"); 390,000 shares of Class C Management Common Stock, par value $0.10 per share (the "Class C Management Stock" and, collectively with the Class A Management Stock and the Class B Management Stock, the "Management Stock")); 500,000 shares of Series A Convertible Preferred Stock, par value $0.10 per share (the "Series A Preferred Stock"); 1,050 shares of Series B Junior Preferred Stock, par value $0.01 per share (the "Series B Preferred Stock"); and 6,000,000 shares of Series C Preferred Stock, par value $0.01 per share (the "Series C Preferred Stock" and, collectively with the Series A and Series B Preferred Stock, the "Preferred Stock").

        3. The amendment set forth above was duly adopted in accordance with the provisions of Sections 242 and 228 of the General Corporation Law of the State of Delaware.

                                     *****

        IN WITNESS WHEREOF, the undersigned, being the Vice President of the Corporation, for the purpose of amending the Certificate of Incorporation of the Corporation pursuant to Section 242 of the General Corporation Law of the State of Delaware, do make and file this Certificate, hereby declaring and -certifying that the facts herein stated are true, and accordingly have hereunto set my hand this _______ day of December, 1995.


                                           ____________________________________
                                           Vice President

                      RESOLUTIONS OF THE SPECIAL COMMITTEE

                          OF THE BOARD OF DIRECTORS OF

                            KPC HOLDINGS CORPORATION

                           ADOPTED DECEMBER 15, 1995

        WHEREAS, the Board of Directors of the Corporation has formed a special committee of the Board (the "Committee") comprised of James A. Kohlberg, William F. Dordelman and Christopher Lacovara for the purpose of reviewing and approving the various transactions contemplated by the issuance by Colorado Prime Corporation, a wholly-owned subsidiary of the Corporation, of $35 million of senior notes and the issuance by the Corporation of warrants to purchase an aggregate of 14 1/4% of its fully-diluted common stock (the "Note Offering") and the refinancing or amendment of Colorado Prime's existing accounts receivable facility (collectively, the "Refinancing");

        WHEREAS, the Committee deems it in the best interests of the Corporation to approve the various transactions contemplated by the Refinancing;

        NOW, THEREFORE, the following resolutions are unanimously adopted pursuant to the authority delegated by the Board;

        RESOLVED, that the amendment to the Corporation's Certificate of Incorporation attached hereto as Annex A (the "Amendment") is hereby adopted and approved in all respects;

        RESOLVED, that the Note and Warrant Purchase Agreement among the Corporation, Colorado Prime Corporation and the various purchasers signatory thereto (the "Purchase Agreement") providing for the issuance by Colorado Prime of $35 million principal amount of 13% Senior Secured Notes due 2002 (the "Notes") to be guaranteed by the Corporation and the issuance by the Corporation of warrants to purchase 14 1/4% of the Corporation's fully-diluted common stock (the "Warrants") is hereby adopted and approved in all respects in the form presented to the Committee;

        RESOLVED, that the Investor Stockholders Agreement and Stock Purchase Warrant to be executed by the Corporation in connection with the transactions contemplated by the Purchase Agreement is hereby adopted and approved in all respects in the forms presented to the Committee;

        RESOLVED, that the proper officers of the Corporation are hereby authorized and directed to negotiate and approve such changes to the Purchase Agreement and related Investor Stockholders Agreement and Stock Purchase Warrant as such officers may deem necessary or desirable upon the advice of counsel (such approval to be conclusively evidenced by such officers' execution thereof), and to execute and deliver the Purchase Agreement and Investor Stockholders Agreement on behalf of the Corporation and to carry out the transactions contemplated thereby;

        RESOLVED, that the Corporation issue the Warrants to the various purchasers party to the Purchase Agreement in the denominations and for the purchase prices specified therein;

        RESOLVED, that the Corporation reserve a total of 1,234,839 shares of its common stock for issuance pursuant to exercise of the Warrants; and

        RESOLVED, that concurrently with the closing of the transactions contemplated by the Purchase Agreement the Corporation shall (i) issue 400,000 shares of the Corporation's Series C Preferred Stock in exchange for 40,000 shares of the Corporation's Series A Preferred Stock held by KPC Acquisition Company L.P., (ii) issue a total of 6,325,000 shares of the Corporation's common stock upon exercise of the stock purchase warrant held by KPC Acquisition Company, L.P. and the conversion of 325,000 shares of Series A Preferred Stock held by KPC Acquisition Company, L.P., (iii) redeem $25 million principal amount of its 11-1/2% subordinated notes at 100% of principal amount plus accrued interest thereon, (iv) redeem 800,000 shares of its Series C Preferred Stock at liquidation value plus accrued and unpaid dividends thereon,
(v) issue 228,925 shares of Class A Management Stock pro rata to the holders of the outstanding Class A Management Common Stock, 228,925 shares of Class B Management Common Stock pro rata to the holders of the outstanding Class B Management Common Stock, and 199,047 shares of Class C Management Common Stock pro rata to the holders of the outstanding Class C Management Common Stock, in each case pursuant to the anti-dilution provisions of the management incentive plan (which issuance shall reduce the "Class A Redemption Price" and the "Class B Redemption Price" under the management incentive plan to $26.46763 and reduce the "Class C Redemption Price" under the management incentive plan to $17.64509, (vi) redeem up to 44,729 shares of its Class A Management Common Stock pursuant to the terms of the Corporation's management incentive plan for total consideration not to exceed $1.2 million, and (vii) pay a transaction fee to Kohlberg & Co. of $1.0 million;

        RESOLVED, that the officers of the Corporation are hereby authorized and directed, by and on behalf of the Corporation, to execute and deliver such further documents and to take such further action as may be necessary to carry out the transactions contemplated by the Refinancing and to carry out the intent of these resolutions; and

        RESOLVED, that the actions to date of the Corporation's officers in furtherance of the Refinancing are hereby ratified, confirmed and approved in all respects.

        RESOLVED, that this action by Unanimous consent of the Special Committee of the Board of Directors of the Corporation may be executed in more than one counterpart, each of shall be deemed to be an original, but all of which shall constitute one and the same Consent.

        The executed copy of this Consent shall be filed with the minutes of the proceedings of the Board of Directors of the Corporation.


/s/ William F. Dordelman
--------------------------------------
William F. Dordelman


--------------------------------------   --------------------------------------
James A. Kohlberg                        Christopher Lacovara

        The executed copy of this Consent shall be filed with the minutes of the proceedings of the Board of Directors of the Corporation.



--------------------------------------
William F. Dordelman

/s/ James A. Kohlberg                    /s/ Christopher Lacovara
--------------------------------------   --------------------------------------
James A. Kohlberg                        Christopher Lacovara

                            CERTIFICATE OF AMENDMENT

                                       TO

                          CERTIFICATE OF INCORPORATION

                                       OF

                            KPC HOLDINGS CORPORATION

        KPC HOLDINGS CORPORATION, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

        1. The name of the corporation is KPC HOLDINGS CORPORATION (hereinafter the "Corporation").

        2. The Certificate of Incorporation of the Corporation, as amended, is hereby further amended by deleting the first paragraph of Article FOURTH and replacing it with the following:

                FOURTH: The Corporation shall have authority to issue 17,801,050 shares, divided into seven classes consisting of 10,000,000 shares of common stock, par value $0.001 per share (the "Common-Stock"); 455,000 shares of Class A Management Common Stock, par value $0.10 per share (the "Class A Management Stock"); 455,000 shares of Class B Management Common Stock, value $0.10 per share (the "Class B Management Stock"); 390,000 shares of Class C Management Common Stock, par value $0.10 per share (the "Class C Management Stock" and, collectively with the Class A Management Stock and the Class B Management Stock, the "Management Stock")); 500,000 shares of Series A Convertible Preferred Stock, par value $0.10 per share (the "Series A Preferred Stock"); 1,050 shares of Series B Junior Preferred Stock, par value $0.01 per share (the "Series B Preferred Stock"); and 6,000,000 shares of Series C Preferred Stock, par value $0.01 per share (the "Series C Preferred Stock" and, collectively with the Series A and Series B Preferred Stock, the "Preferred Stock").


        3. The amendment set forth above was duly adopted in accordance with the provisions of Sections 242 and 228 of the General Corporation Law of the State of Delaware.

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